From:	Corporate Communications Exelon Corporation	FOR IMMEDIATE RELEASE
P.O. Box 805379
Chicago, IL 60680-5379
Contact:
Investor Relations: Michael Metzner, 312.394.7696 Media Relations: Kellie Szabo, 312.394.3071

Exelon Announces Strong Second Quarter Earnings;
Reaffirms 2005 Earnings Guidance

Chicago (July 21, 2005) – Exelon Corporation’s (Exelon) second quarter 2005 consolidated earnings prepared in accordance with GAAP were $514 million, or $0.76 per diluted share, compared with $521 million, or $0.78 per diluted share, in the second quarter of 2004.

Exelon’s adjusted (non-GAAP) operating earnings for the second quarter of 2005 were $506 million, or $0.75 per diluted share, compared with $467 million, or $0.70 per diluted share, for the same period in 2004. The 7 percent increase in adjusted (non-GAAP) operating earnings per share was primarily due to higher margins at Exelon Generation Company, LLC (Generation) and warmer June weather, partially offset by a reserve recorded for estimated potential asbestos-related claims and one additional planned nuclear refueling outage.

A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the second quarter of 2005 do not include the following items that are included in reported GAAP earnings (all after-tax):

•	Earnings of $19 million, or $0.03 per diluted share, from investments in synthetic fuel-producing facilities.

•	Unrealized mark-to-market losses of $4 million, or $0.01 per diluted share, from non-trading activities at Exelon (primarily Generation).

•	Costs of $5 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with Public Service Enterprise Group Incorporated (PSEG).

Adjusted (non-GAAP) operating earnings for the second quarter of 2004 did not include the following items that were included in reported GAAP earnings (all after-tax):

•	Earnings of $42 million, or $0.06 per diluted share, from the transfer of ownership of Boston Generating, LLC (Boston Generating) to its lenders, net of losses on operations prior to the transfer.

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•	Earnings of $15 million, or $0.03 per diluted share, from investments in synthetic fuel-producing facilities.

•	Unrealized mark-to-market gains of $9 million, or $0.01 per diluted share, from non-trading activities at Generation.

•	Severance and severance-related costs of $13 million, or $0.02 per diluted share.

“Our continued strong results and year-over-year earnings growth are being driven primarily by higher margins in our Generation business. We continue to realize the benefits of owning a large fleet of well-run, low-cost nuclear plants in a market environment of high gas and oil prices, increasing environmental pressures on burning fossil fuels, especially coal, and the beginning of a downward trend in generation reserve margins,” said John W. Rowe, Exelon’s chairman, president and CEO. “With the Federal Energy Regulatory Commission’s recent approval of our proposed merger with PSEG, we are focused on securing the remaining regulatory approvals and accelerating our integration planning in anticipation of a first quarter or early second quarter 2006 close. As we prepare for the merger with PSEG, we continue to contain costs across all our businesses while maintaining safe and reliable operations.”

2005 Earnings Outlook

Rowe added, “We are confirming our 2005 adjusted (non-GAAP) operating earnings guidance range of $2.90 to $3.10 per share, which reflects a strong first half and our confidence in continued earnings growth in the second half of the year.”

Exelon’s outlook for adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from non-trading activities, income resulting from investments in synthetic fuel-producing facilities, the financial impact of the company’s investment in Sithe and certain severance costs. Giving consideration to these factors, Exelon estimates 2005 GAAP earnings will fall in the range of $2.95 to $3.15 per share. This estimate does not include any impact of future changes to GAAP. Third quarter adjusted (non-GAAP) operating earnings are expected to be between $0.85 and $1.00 per share. Earnings guidance is based on the assumption of normal weather.

Second Quarter Highlights

•	Proposed Merger with PSEG: On December 20, 2004, Exelon entered into a merger agreement with PSEG. The closing of the merger is dependent upon the receipt of all required approvals, including approval of the shareholders of both companies. On June 30, 2005, the Federal Energy Regulatory Commission (FERC) approved the merger. FERC determined that the merger satisfies the public interest standard of the Federal Power Act.

The merger now requires the approval of the New Jersey Board of Public Utilities (NJBPU) and Pennsylvania Public Utility Commission (PAPUC), as well as reviews by the U.S. Department of Justice, Nuclear Regulatory Commission, Securities and Exchange Commission, New Jersey Department of Environmental Protection, New York Public Service Commission, and the Connecticut Department of Environmental Protection. ComEd filed a notice of the merger with the Illinois Commerce Commission (ICC) in February, and the ICC’s General Counsel confirmed that its formal approval of the merger is not required. Shareholders of PSEG voted to approve the merger on July 19, 2005, and Exelon’s shareholders are expected to vote on July 22, 2005.

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Exelon and PSEG believe that the closing of the merger transaction in the first quarter of 2006 is achievable, assuming they are able to reach settlements with interested parties that are approved by the PAPUC and NJBPU. If settlements are not reached, the companies expect that, assuming all other conditions to completion of the merger are satisfied, the closing of the merger should occur early in the second quarter of 2006.

•	Senior Notes Offering: On June 9, 2005, Exelon sold $1.7 billion of senior notes, comprised of $400 million in five-year maturities with a coupon of 4.45 percent, $800 million in 10-year maturities with a coupon of 4.90 percent and $500 million in 30-year maturities with a coupon of 5.625 percent. The bonds are redeemable at the option of Exelon at any time at “make-whole” redemption prices.

The proceeds of the notes were used to repay approximately $1.5 billion in remaining principal on borrowings made under Exelon’s $2 billion term loan agreement dated March 7, 2005. The remainder of the proceeds from the sale of the notes was used to pay a portion of the $500 million of outstanding principal on borrowings made under Exelon’s $500 million term loan agreement dated April 1, 2005. The original term loan borrowings were used to fund discretionary contributions of $2 billion to Exelon’s pension plans in the first quarter of 2005.

•	Nuclear Operations: Generation’s nuclear fleet produced 34,685 GWhs in the second quarter of 2005, compared with 34,254 GWhs output in the second quarter of 2004. The fleet achieved a capacity factor of 95.4 percent for the second quarter of 2005, compared with 96.1 percent for the second quarter of 2004. Exelon Nuclear completed two scheduled refuelings with 36 outage days occurring in the second quarter of 2005 versus completing one scheduled refueling with 8 outage days occurring in the second quarter of 2004. Operating expenses associated with the planned refueling outages were approximately $29 million higher in the second quarter of 2005 compared with the prior year. Total unplanned outage days in the second quarter of 2005 were 26 versus 34 in the second quarter of 2004.

BUSINESS UNIT RESULTS

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy Company (PECO) and the natural gas distribution business of PECO. Energy Delivery’s net income in the second quarter of 2005 was $218 million compared with net income of $303 million in the second quarter of 2004. Second quarter 2005 net income included after-tax costs of $4 million related to the proposed merger with PSEG and severance and severance-related credits of $2 million after-tax. Second quarter 2004 net income included severance and severance-related costs of $12 million after-tax. Excluding the impact of these items, Energy Delivery’s net income decreased $95 million compared with the same quarter last year, primarily due to higher purchased power expense attributable to a contractual increase in prices associated with ComEd’s power purchase agreement with Generation, partially offset by increased retail kWh deliveries at ComEd, due to warmer weather in June, and lower interest and pension costs.

Cooling degree-days for the second quarter of 2005 in the ComEd service territory were up 69 percent relative to the same period in 2004 and were 45 percent above normal. In the PECO service territory, cooling degree-days were down 21 percent compared with 2004 but were 3 percent above normal. Retail kWh deliveries increased 5 percent in 2005 as compared with 2004 for ComEd, with an 8 percent increase in deliveries to the residential customer class. PECO’s retail kWh deliveries decreased 2 percent, with residential deliveries relatively unchanged. Energy Delivery’s second quarter 2005 revenues were $2,532 million, up 4 percent from $2,435 million in 2004. Weather had a favorable impact of $0.04 on second quarter 2005 earnings per diluted share relative to 2004 and had a $0.02 favorable impact relative to the normal weather that was incorporated in earnings guidance.

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Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. Second quarter 2005 net income was $296 million compared with $178 million in the second quarter of 2004. Second quarter 2005 net income included after-tax unrealized mark-to-market losses of $14 million from non-trading activities, an after-tax cost of $1 million related to the proposed merger with PSEG and severance and severance-related costs of $1 million after-tax. Second quarter 2004 net income included unrealized mark-to-market gains of $9 million from non-trading activities and earnings of $42 million from the transfer of ownership of Boston Generating to its lenders, net of losses on operations prior to the transfer. Excluding the impact of the items listed above, Generation’s net income increased $185 million compared with the same quarter last year, primarily due to a contractual increase in prices associated with its power sales agreement with ComEd and higher margins on wholesale sales, partially offset by a reserve recorded for estimated potential future asbestos-related claims.

Energy sales, exclusive of trading volumes, totaled 46,992 GWhs for the second quarter of 2005 compared with 51,109 GWhs in 2004. The GWh variance was primarily due to the sale of Boston Generating in May 2004 and the expiration of the purchase power agreement with Midwest Generation at the end of 2004.

Generation’s revenue, net of purchased power and fuel expense, increased by $300 million in the second quarter of 2005 compared with the second quarter of 2004 excluding the mark-to-market impact in both years and the impact of Boston Generating in the second quarter of 2004. The increase in revenue, net of purchased power and fuel expense quarter over quarter, was primarily due to the contractual increase in prices associated with Generation’s power sales agreement with ComEd along with higher realized margins on wholesale sales. The increased margins on wholesale sales compared with last year were due to having previously re-priced forward hedges at higher market prices combined with higher off-peak spot market prices in the Midwest. Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $23.06 per MWh in the second quarter of 2005 compared with $15.63 per MWh in the second quarter of 2004.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and unrealized mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include these reconciliations on pages 7 and 8, are posted on Exelon’s web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on July 21, 2005.

Conference call information: Exelon has scheduled a conference call for 8 AM ET (7 AM CT) on July 22, 2005. The call-in number in the U.S. is 888-802-8581, and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)

Telephone replays will be available until August 12. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 6252947.

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Certain of the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2004 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16 and (2) Exelon’s Current Report on Form 8-K filed on May 13, 2005 in (a) Exhibit 99.2 Management’s Discussion and Analysis of Financial Condition and Results of Operations – Exelon – Business Outlook and the Challenges in Managing the Business and (b) Exhibit 99.3 Financial Statements and Supplementary Data – Exelon Corporation and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the joint proxy statement/prospectus that Exelon filed with the Securities and Exchange Commission pursuant to SEC Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.

This communication is not a solicitation of a proxy from any security holder of Exelon. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE ABOVE-REFERENCED JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EXELON, PSEG AND THE PROPOSED MERGER. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov. In addition, a copy of the joint proxy statement/prospectus may be obtained free of charge from Exelon Corporation, Shareholder Services, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398.

The directors and executive officers of Exelon and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers and other participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the above-referenced joint proxy statement/prospectus.

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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $14 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC. 5

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income - Three Months Ended June 30, 2005 and 2004 (a)	1

Consolidating Statements of Income - Six Months Ended June 30, 2005 and 2004 (a)	2

Business Segment Comparative Income Statements - Energy Delivery and Generation - Three and Six Months Ended June 30, 2005 and 2004 (a)	3

Business Segment Comparative Income Statements - Other - Three and Six Months Ended June 30, 2005 and 2004 (a)	4

Consolidated Balance Sheets - June 30, 2005 and December 31, 2004	5

Consolidated Statements of Cash Flows - Six Months Ended June 30, 2005 and 2004	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income - Three Months Ended June 30, 2005 and 2004 (a)	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income - Six Months Ended June 30, 2005 and 2004 (a)	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share - Three Months Ended June 30, 2005 and 2004	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share - Six Months Ended June 30, 2005 and 2004	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income - Energy Delivery - Three and Six Months Ended June 30, 2005 and 2004	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income - Generation - Three and Six Months Ended June 30, 2005 and 2004 (a)	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income - Other - Three and Six Months Ended June 30, 2005 and 2004 (a)	13

Electric Sales Statistics - Three and Six Months Ended June 30, 2005 and 2004	14

Energy Delivery Sales Statistics - Three Months Ended June 30, 2005 and 2004	15

Energy Delivery Sales Statistics - Six Months Ended June 30, 2005 and 2004	16

Exelon Generation Power Marketing Statistics - Three Months Ended June 30, 2005, March 31, 2005, December 31, 2004, September 30, 2004 and June 30, 2004	17

Exelon Generation Power Marketing Statistics - Six Months Ended June 30, 2005 and 2004	18

(a)	Certain reclassifications have been made in Exelon’s and Generation’s 2004 Statements of Income related to the presentation of decommissioning accounting and discontinued operations in order to conform to the current year’s presentation. In addition, certain reclassifications have been made in Exelon’s 2004 segment presentation in order to conform to the current year’s presentation. These reclassifications had no effect on 2004 net income as previously reported.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended June 30, 2005
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$2,532	$2,105	$(1,153)	$3,484

Operating expenses
Purchased power	1,295	517	(1,149)	663
Fuel	66	428	(17)	477
Operating and maintenance	321	602	22	945
Depreciation and amortization	238	63	24	325
Taxes other than income	133	39	5	177

Total operating expenses	2,053	1,649	(1,115)	2,587

Operating income (loss)	479	456	(38)	897

Other income and deductions
Interest expense	(147)	(29)	(34)	(210)
Distributions on preferred securities of subsidiaries	(1)	—	—	(1)
Equity in earnings (losses) of unconsolidated affiliates	(8)	4	(28)	(32)
Other, net	13	51	5	69

Total other income and deductions	(143)	26	(57)	(174)

Income (loss) from continuing operations before income taxes	336	482	(95)	723
Income taxes	118	185	(96)	207

Income from continuing operations	218	297	1	516
Losses from discontinued operations	—	(1)	(1)	(2)

Net income	$218	$296	$—	$514

	Three Months Ended June 30, 2004
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$2,435	$1,881	$(878)	$3,438

Operating expenses
Purchased power	976	576	(866)	686
Fuel	83	390	(6)	467
Operating and maintenance	355	573	11	939
Depreciation and amortization	228	65	18	311
Taxes other than income	132	46	4	182

Total operating expenses	1,774	1,650	(839)	2,585

Operating income (loss)	661	231	(39)	853

Other income and deductions
Interest expense	(172)	(27)	(13)	(212)
Distributions on preferred securities of subsidiaries	(1)	—	—	(1)
Equity in losses of unconsolidated affiliates	(13)	—	(18)	(31)
Other, net	10	96	10	116

Total other income and deductions	(176)	69	(21)	(128)

Income (loss) from continuing operations before income taxes and minority interest	485	300	(60)	725
Income taxes	182	114	(73)	223

Income from continuing operations before minority interest	303	186	13	502
Minority interest	—	1	—	1

Income from continuing operations	303	187	13	503
Income (loss) from discontinued operations	—	(9)	27	18

Net income	$303	$178	$40	$521

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Six Months Ended June 30, 2005
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$5,214	$4,125	$(2,294)	$7,045

Operating expenses
Purchased power	2,548	967	(2,283)	1,232
Fuel	331	786	(18)	1,099
Operating and maintenance	657	1,211	25	1,893
Depreciation and amortization	471	125	48	644
Taxes other than income	266	74	9	349

Total operating expenses	4,273	3,163	(2,219)	5,217

Operating income (loss)	941	962	(75)	1,828

Other income and deductions
Interest expense	(293)	(58)	(48)	(399)
Distributions on preferred securities of subsidiaries	(2)	—	—	(2)
Equity in earnings (losses) of unconsolidated affiliates	(16)	4	(56)	(68)
Other, net	22	69	8	99

Total other income and deductions	(289)	15	(96)	(370)

Income (loss) from continuing operations before income taxes	652	977	(171)	1,458
Income taxes	236	376	(177)	435

Income from continuing operations	416	601	6	1,023
Income (loss) from discontinued operations	—	15	(3)	12

Net income	$416	$616	$3	$1,035

	Six Months Ended June 30, 2004
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$5,010	$3,826	$(1,763)	$7,073
Operating expenses
Purchased power	1,907	1,105	(1,753)	1,259
Fuel	332	958	(1)	1,289
Operating and maintenance	704	1,192	22	1,918
Depreciation and amortization	455	120	37	612
Taxes other than income	269	93	9	371

Total operating expenses	3,667	3,468	(1,686)	5,449

Operating income (loss)	1,343	358	(77)	1,624

Other income and deductions
Interest expense	(355)	(53)	(25)	(433)
Distributions on preferred securities of subsidiaries	(2)	—	—	(2)
Equity in losses of unconsolidated affiliates	(22)	(2)	(31)	(55)
Other, net	22	115	11	148

Total other income and deductions	(357)	60	(45)	(342)

Income (loss) from continuing operations before income taxes	986	418	(122)	1,282
Income taxes	367	160	(145)	382

Income from continuing operations	619	258	23	900
Income (loss) from discontinued operations	—	(10)	11	1

Income from before cumulative effect of a change in accounting principle	619	248	34	901
Cumulative effect of a change in accounting principle, net of income taxes	—	32	—	32

Net income	$619	$280	$34	$933

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$2,532	$2,435	$97	$5,214	$5,010	$204

Operating expenses
Purchased power	1,295	976	319	2,548	1,907	641
Fuel	66	83	(17)	331	332	(1)
Operating and maintenance	321	355	(34)	657	704	(47)
Depreciation and amortization	238	228	10	471	455	16
Taxes other than income	133	132	1	266	269	(3)

Total operating expenses	2,053	1,774	279	4,273	3,667	606

Operating income	479	661	(182)	941	1,343	(402)

Other income and deductions
Interest expense	(147)	(172)	25	(293)	(355)	62
Distributions on preferred securities of subsidiaries	(1)	(1)	—	(2)	(2)	—
Equity in losses of unconsolidated affiliates	(8)	(13)	5	(16)	(22)	6
Other, net	13	10	3	22	22	—

Total other income and deductions	(143)	(176)	33	(289)	(357)	68

Income before income taxes	336	485	(149)	652	986	(334)
Income taxes	118	182	(64)	236	367	(131)

Net income	$218	$303	$(85)	$416	$619	$(203)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$2,105	$1,881	$224	$4,125	$3,826	$299

Operating expenses
Purchased power	517	576	(59)	967	1,105	(138)
Fuel	428	390	38	786	958	(172)
Operating and maintenance	602	573	29	1,211	1,192	19
Depreciation and amortization	63	65	(2)	125	120	5
Taxes other than income	39	46	(7)	74	93	(19)

Total operating expenses	1,649	1,650	(1)	3,163	3,468	(305)

Operating income	456	231	225	962	358	604

Other income and deductions
Interest expense	(29)	(27)	(2)	(58)	(53)	(5)
Equity in earnings (losses) of unconsolidated affiliates	4	—	4	4	(2)	6
Other, net	51	96	(45)	69	115	(46)

Total other income and deductions	26	69	(43)	15	60	(45)

Income from continuing operations before income taxes and minority interest	482	300	182	977	418	559
Income taxes	185	114	71	376	160	216

Income from continuing operations before minority interest	297	186	111	601	258	343
Minority interest	—	1	(1)	—	—	—

Income from continuing operations	297	187	110	601	258	343
Income (loss) from discontinued operations	(1)	(9)	8	15	(10)	25

Income before cumulative effect of a change in accounting principle	296	178	118	616	248	368
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	32	(32)

Net income	$296	$178	$118	$616	$280	$336

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Other (a)
	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$(1,153)	$(878)	$(275)	$(2,294)	$(1,763)	$(531)

Operating expenses
Purchased power	(1,149)	(866)	(283)	(2,283)	(1,753)	(530)
Fuel	(17)	(6)	(11)	(18)	(1)	(17)
Operating and maintenance	22	11	11	25	22	3
Depreciation and amortization	24	18	6	48	37	11
Taxes other than income	5	4	1	9	9	—

Total operating expenses	(1,115)	(839)	(276)	(2,219)	(1,686)	(533)

Operating loss	(38)	(39)	1	(75)	(77)	2

Other income and deductions
Interest expense	(34)	(13)	(21)	(48)	(25)	(23)
Equity in losses of unconsolidated affiliates	(28)	(18)	(10)	(56)	(31)	(25)
Other, net	5	10	(5)	8	11	(3)

Total other income and deductions	(57)	(21)	(36)	(96)	(45)	(51)

Loss from continuing operations before income taxes	(95)	(60)	(35)	(171)	(122)	(49)
Income taxes	(96)	(73)	(23)	(177)	(145)	(32)

Income from continuing operations	1	13	(12)	6	23	(17)
Income (loss) from discontinued operations	(1)	27	(28)	(3)	11	(14)

Net income	$—	$40	$(40)	$3	$34	$(31)

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	June 30,	December 31,
	2005	2004
Current assets
Cash and cash equivalents	$545	$499
Restricted cash and investments	47	60
Accounts receivable, net
Customers	1,613	1,649
Other	308	409
Mark-to-market derivative assets	508	403
Inventories — fossil fuel	192	230
Inventories — materials and supplies	324	312
Deferred income taxes	108	68
Other	393	296

Total current assets	4,038	3,926

Property, plant and equipment, net	21,390	21,482

Deferred debits and other assets
Regulatory assets	4,587	4,790
Nuclear decommissioning trust funds	5,306	5,262
Investments	813	804
Goodwill	4,696	4,705
Mark-to-market derivative assets	356	383
Other	896	1,418

Total deferred debits and other assets	16,654	17,362

Total assets	$42,082	$42,770

Liabilities and shareholders’ equity
Current liabilities
Notes payable	$629	$490
Long-term debt due within one year	386	427
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	511	486
Accounts payable	1,237	1,255
Mark-to-market derivative liabilities	756	598
Accrued expenses	809	1,143
Other	534	483

Total current liabilities	4,862	4,882

Long-term debt	8,113	7,292
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	3,888	4,311
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,859	4,488
Unamortized investment tax credits	268	275
Asset retirement obligations	3,817	3,981
Pension obligations	23	1,993
Non-pension postretirement benefits obligations	1,108	1,065
Spent nuclear fuel obligation	890	878
Regulatory liabilities	2,240	2,204
Mark-to-market derivative liabilities	456	323
Other	886	915

Total deferred credits and other liabilities	14,547	16,122

Total liabilities	31,955	33,152

Minority interest of consolidated subsidiaries	1	42
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	7,877	7,664
Treasury stock, at cost	(90)	(82)
Retained earnings	3,853	3,353
Accumulated other comprehensive loss	(1,601)	(1,446)

Total shareholders’ equity	10,039	9,489

Total liabilities and shareholders’ equity	$42,082	$42,770

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended
	June 30,
	2005	2004
Cash flows from operating activities
Net income	$1,035	$933
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	961	923
Other decommissioning-related activities	13	25
Cumulative effect of a change in accounting principle (net of income taxes)	—	(32)
Deferred income taxes and amortization of investment tax credits	528	154
Provision for uncollectible accounts	22	39
Equity in losses of unconsolidated affiliates	68	55
Gains on sales of investments and wholly owned subsidiaries	(17)	(155)
Net realized (gains) losses on nuclear decommissioning trust funds	(55)	1
Other non-cash operating activities	27	(30)
Changes in assets and liabilities:
Accounts receivable	53	25
Inventories	26	14
Other current assets	(125)	(55)
Accounts payable, accrued expenses and other current liabilities	(235)	(58)
Income taxes	24	168
Net realized and unrealized mark-to-market and hedging transactions	(74)	54
Pension and non-pension postretirement benefit obligations	(1,927)	(175)
Other noncurrent assets and liabilities	(38)	21

Net cash flows provided by operating activities	286	1,907

Cash flows from investing activities
Capital expenditures	(1,007)	(844)
Proceeds from sale of nuclear decommissioning trust fund assets	2,149	1,042
Investment in nuclear decommissioning trust funds	(2,256)	(1,178)
Proceeds from sales of investments and wholly owned subsidiaries, net of $32 million of cash sold during the six months ended June 30, 2005	103	227
Proceeds from sales of long-lived assets	2	49
Acquisitions of businesses	(97)	—
Investment in synthetic fuel-producing facilities	(56)	(16)
Change in restricted cash	23	(30)
Net cash increase from consolidation of Sithe Energies, Inc.	—	19
Other investing activities	(4)	34

Net cash flows used in investing activities	(1,143)	(697)

Cash flows from financing activities
Issuance of long-term debt	1,788	75
Retirement of long-term debt	(185)	(312)
Retirement of long-term debt to financing affiliates	(397)	(345)
Issuance of short-term debt	2,500	—
Retirement of short-term debt	(2,200)	—
Change in short-term debt	(161)	(65)
Payment on acquisition note payable to Sithe Energies, Inc.	—	(27)
Dividends paid on common stock	(535)	(364)
Proceeds from employee stock plans	156	140
Purchase of treasury stock	(8)	(75)
Other financing activities	(55)	36

Net cash flows provided by (used in) financing activities	903	(937)

Increase in cash and cash equivalents	46	273
Cash and cash equivalents at beginning of period	499	493

Cash and cash equivalents at end of period	$545	$766

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$3,484	$—		$3,484	$3,438	$(89	)(g)	$3,349
Operating expenses
Purchased power	663	15	(b)	678	686	15	(b),(g)	701
Fuel	477	(21	)(b)	456	467	(71	)(b),(g)	396
Operating and maintenance	945	(32	)(c),(d),(e)	913	939	(76	)(c),(d),(g)	863
Depreciation and amortization	325	(19	)(c),(e)	306	311	(11	)(c)	300
Taxes other than income	177	—		177	182	(3	)(g)	179

Total operating expenses	2,587	(57)		2,530	2,585	(146)		2,439

Operating income	897	57		954	853	57		910

Other income and deductions
Interest expense	(210)	4	(c)	(206)	(212)	4	(c)	(208)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(1)	—		(1)
Equity in losses of unconsolidated affiliates	(32)	28	(c)	(4)	(31)	14	(c)	(17)
Other, net	69	—		69	116	(85	)(g)	31

Total other income and deductions	(174)	32		(142)	(128)	(67)		(195)

Income from continuing operations before income taxes and minority interest	723	89		812	725	(10)		715
Income taxes	207	98	(b),(c),(d),(e)	305	223	44	(b),(c),(d),(g)	267

Income from continuing operations before minority interest	516	(9)		507	502	(54)		448
Minority interest	—	—		—	1	—		1

Income from continuing operations	516	(9)		507	503	(54)		449
Income (loss) from discontinued operations	(2)	1	(f)	(1)	18	—		18

Net income	$514	$(8)		$506	$521	$(54)		$467

Earnings per average common share Basic:
Income from continuing operations	$0.77	$(0.01)		$0.76	$0.76	$(0.08)		$0.68
Income (loss) from discontinued operations	—	—		—	0.03	—		0.03

Net income	$0.77	$(0.01)		$0.76	$0.79	$(0.08)		$0.71

Diluted:
Income from continuing operations	$0.76	$(0.01)		$0.75	$0.75	$(0.08)		$0.67
Income (loss) from discontinued operations	—	—		—	0.03	—		0.03

Net income	$0.76	$(0.01)		$0.75	$0.78	$(0.08)		$0.70

Average common shares outstanding
Basic	670			670	661			661
Diluted	677			677	667			667

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$(0.01)				$0.01
Investments in synthetic fuel-producing facilities (c)		0.03				0.03
Severance charges (d)		—				(0.02)
PSEG merger costs (e)		(0.01)				—
2004 financial impact of Boston Generating, LLC (g)		—				0.06

Total adjustments		$0.01				$0.08

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(f)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(g)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$7,045	$—		$7,045	$7,073	$(248	)(g)	$6,825
Operating expenses
Purchased power	1,232	(4	)(b)	1,228	1,259	(37	)(b),(g)	1,222
Fuel	1,099	61	(b)	1,160	1,289	(207	)(b),(g)	1,082
Operating and maintenance	1,893	(49	)(c),(d),(e)	1,844	1,918	(127	)(c),(d),(g)	1,791
Depreciation and amortization	644	(37	)(c),(e)	607	612	(27	)(c),(g)	585
Taxes other than income	349	—		349	371	(9	)(g)	362

Total operating expenses	5,217	(29)		5,188	5,449	(407)		5,042

Operating income	1,828	29		1,857	1,624	159		1,783

Other income and deductions
Interest expense	(399)	8	(c)	(391)	(433)	14	(c),(g)	(419)
Distributions on preferred securities of subsidiaries	(2)	—		(2)	(2)	—		(2)
Equity in losses of unconsolidated affiliates	(68)	56	(c)	(12)	(55)	23	(c)	(32)
Other, net	99	—		99	148	(90	)(g)	58

Total other income and deductions	(370)	64		(306)	(342)	(53)		(395)

Income from continuing operations before income taxes	1,458	93		1,551	1,282	106		1,388

Income taxes	435	156	(b),(c),(d),(e)	591	382	133	(b),(c),(d),(e),(g)	515

Income from continuing operations	1,023	(63)		960	900	(27)		873
Income (loss) from discontinued operations	12	(15	)(f)	(3)	1	—		1

Income before cumulative effect of a change in accounting principle	1,035	(78)		957	901	(27)		874
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	32	(32	)(h)	—

Net income	$1,035	$(78)		$957	$933	$(59)		$874

Earnings per average common share Basic:
Income from continuing operations	$1.53	$(0.09)		$1.44	$1.36	$(0.04)		$1.32
Income (loss) from discontinued operations	0.02	(0.02)		—	—	—		—

Income before cumulative effect of a change in accounting principle	1.55	(0.11)		1.44	1.36	(0.04)		1.32
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	0.05	(0.05)		—

Net income	$1.55	$(0.11)		$1.44	$1.41	$(0.09)		$1.32

Diluted:
Income from continuing operations	$1.51	$(0.09)		$1.42	$1.35	$(0.04)		$1.31
Income (loss) from discontinued operations	0.02	(0.02)		—	—	—		—

Income before cumulative effect of a change in accounting principle	1.53	(0.11)		1.42	1.35	(0.04)		1.31
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	0.05	(0.05)		—

Net income	$1.53	$(0.11)		$1.42	$1.40	$(0.09)		$1.31

Average common shares outstanding
Basic	669			669	660			660
Diluted	676			676	666			666

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.05				$(0.02)
Investments in synthetic fuel-producing facilities (c)		0.05				0.04
Severance charges (d)		—				(0.02)
PSEG merger costs (e)		(0.01)				—
2005 financial impact of Generation’s investment in Sithe Energies, Inc. (f)		0.02				—
2004 financial impact of Boston Generating, LLC (g)		—				0.04
Cumulative effect pursuant to FIN 46-R (h)		—				0.05

Total adjustments		$0.11				$0.09

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(f)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(g)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(h)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended June 30, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$0.78

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.01)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.03)
Boston Generating, LLC 2004 Impact (3)	(0.06)
Severance Charges (4)	0.02

2004 Adjusted (non-GAAP) Operating Earnings	0.70

Year Over Year Effects on Earnings:
Energy Margins:
Weather (5)	0.04
Transmission Revenue (SECA) (6)	(0.01)
Other Energy Delivery (7)	(0.02)
Ancillary PJM Costs (8)	(0.02)
Generation, Excluding Mark-to-Market (9)	0.09
Asbestos Reserve (10)	(0.04)
Planned Nuclear Refueling Outages (11)	(0.03)
Decommissioning Trust Fund Rebalancing — AmerGen (12)	0.03
Interest Expense (13)	0.01
Pension Expense (14)	0.01
Share Differential (15)	(0.01)

2005 Adjusted (non-GAAP) Operating Earnings	0.75

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.01)
Investments in Synthetic Fuel-Producing Facilities (2)	0.03
Charges Associated with Exelon’s Anticipated Merger with Public Service Enterprise Group Inc. (16)	(0.01)

2005 GAAP Earnings per Diluted Share	$0.76

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	Reflects the financial impact of Boston Generating.

(4)	Reflects severance charges recorded during 2004.

(5)	Reflects favorable weather conditions in the Energy Delivery service territories.

(6)	Reflects a decrease in net collections of through and out rates (prior to December 2004) and SECA rates.

(7)	Reflects decreased margins at Energy Delivery due to customer mix. Excludes the impact of ComEd’s purchase power agreement with Generation.

(8)	Reflects ancillary service costs ComEd paid to PJM, which prior to January 1, 2005 were included in the purchase power agreement with Generation.

(9)	Reflects increased energy margins at Generation, excluding the effects of Sithe, Sithe International, Boston Generating, mark-to-market, decommissioning collections and the purchase power agreement with ComEd.

(10)	Reflects the impact on net income of a reserve recorded by Generation in 2005 for estimated future asbestos-related bodily injury claims.

(11)	Reflects the impact on net income of increased planned refueling outage days.

(12)	Reflects the impact on net income of gains realized on AmerGen’s decommissioning trust fund investments.

(13)	Reflects lower interest expense at Energy Delivery due to debt retirements in 2004. Excludes the effects of Boston Generating, Sithe and investments in synthetic fuel-producing facilities.

(14)	Reflects lower pension expense as a result of discretionary pension contributions of $2 billion made during the first quarter of 2005.

(15)	Reflects dilution in earnings per share due to increased diluted common shares outstanding.

(16)	Reflects costs incurred in connection with Exelon’s proposed merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Six Months Ended June 30, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$1.40

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.02
Investments in Synthetic Fuel-Producing Facilities (2)	(0.04)
Boston Generating, LLC 2004 Impact (3)	(0.04)
Severance Charges (4)	0.02
Cumulative Effect Pursuant to FIN 46-R	(0.05)

2004 Adjusted (non-GAAP) Operating Earnings	1.31

Year Over Year Effects on Earnings:
Energy Margins:
Weather (5)	0.03
Transmission Revenue (SECA) (6)	(0.02)
Ancillary PJM Costs (7)	(0.04)
Generation, Excluding Mark-to-Market (8)	0.13
Asbestos Reserve (9)	(0.04)
Planned Nuclear Refueling Outages (10)	(0.02)
Decommissioning Trust Fund Rebalancing — AmerGen (11)	0.03
Interest Expense (12)	0.04
Pension Expense (13)	0.02
Share Differential (14)	(0.02)

2005 Adjusted (non-GAAP) Operating Earnings	1.42

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.05
Investments in Synthetic Fuel-Producing Facilities (2)	0.05
Charges Associated with Exelon’s Anticipated Merger with Public Service Enterprise Group Inc. (15)	(0.01)
2005 financial impact of Generation’s investment in Sithe Energies, Inc. (16)	0.02

2005 GAAP Earnings per Diluted Share	$1.53

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	Reflects the 2004 financial impact of Boston Generating.

(4)	Reflects severance charges recorded during 2004.

(5)	Reflects favorable weather conditions in the Energy Delivery service territories.

(6)	Reflects a decrease in net collections of through and out rates (prior to December 2004) and SECA rates.

(7)	Reflects ancillary service costs ComEd paid to PJM, which prior to January 1, 2005 were included in the purchase power agreement with Generation.

(8)	Reflects increased energy margins at Generation, excluding the effects of Sithe, Sithe International, Boston Generating, mark-to-market, decommissioning collections and the purchase power agreement with ComEd.

(9)	Reflects the impact on net income of a reserve recorded by Generation in 2005 for estimated future asbestos-related bodily injury claims.

(10)	Reflects the impact on net income of increased planned refueling outage days.

(11)	Reflects the impact on net income of the gains realized on AmerGen’s decommissioning trust fund investments.

(12)	Reflects lower interest expense at Energy Delivery due to debt retirements in 2004. Excludes the effects of Boston Generating, Sithe and investments in synthetic fuel-producing facilities.

(13)	Reflects lower pension expense as a result of discretionary pension contributions of $2 billion made during the first quarter of 2005.

(14)	Reflects dilution in earnings per share due to increased diluted common shares outstanding.

(15)	Reflects costs incurred in connection with Exelon’s proposed merger with Public Service Enterprise Group Inc.

(16)	Reflects the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP

Operating revenues	$2,532	$—		$2,532	$2,435	$—		$2,435

Operating expenses
Purchased power	1,295	—		1,295	976	—		976
Fuel	66	—		66	83	—		83
Operating and maintenance	321	—	(b),(c)	321	355	(20)	(b)	335
Depreciation and amortization	238	(3)	(c)	235	228	—		228
Taxes other than income	133	—		133	132	—		132

Total operating expenses	2,053	(3)		2,050	1,774	(20)		1,754

Operating income	479	3		482	661	20		681

Other income and deductions
Interest expense	(147)	—		(147)	(172)	—		(172)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(1)	—		(1)
Equity in losses of unconsolidated affiliates	(8)	—		(8)	(13)	—		(13)
Other, net	13	—		13	10	—		10

Total other income and deductions	(143)	—		(143)	(176)	—		(176)

Income before income taxes	336	3		339	485	20		505

Income taxes	118	1	(b),(c)	119	182	8	(b)	190

Net income	$218	$2		$220	$303	$12		$315

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP

Operating revenues	$5,214	$—		$5,214	$5,010	$—		$5,010

Operating expenses
Purchased power	2,548	—		2,548	1,907	—		1,907
Fuel	331	—		331	332	—		332
Operating and maintenance	657	—	(b),(c)	657	704	(20)	(b)	684
Depreciation and amortization	471	(6)	(c)	465	455	—		455
Taxes other than income	266	—		266	269	—		269

Total operating expenses	4,273	(6)		4,267	3,667	(20)		3,647

Operating income	941	6		947	1,343	20		1,363

Other income and deductions
Interest expense	(293)	—		(293)	(355)	—		(355)
Distributions on preferred securities of subsidiaries	(2)	—		(2)	(2)	—		(2)
Equity in losses of unconsolidated affiliates	(16)	—		(16)	(22)	—		(22)
Other, net	22	—		22	22	—		22

Total other income and deductions	(289)	—		(289)	(357)	—		(357)

Income before income taxes	652	6		658	986	20		1,006

Income taxes	236	2	(b),(c)	238	367	8	(b)	375

Net income	$416	$4		$420	$619	$12		$631

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude severance charges.
(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$2,105	$—		$2,105	$1,881	$(89)	(f)	$1,792

Operating expenses
Purchased power	517	15	(b)	532	576	15	(b),(f)	591
Fuel	428	(37)	(b)	391	390	(71)	(b),(f)	319
Operating and maintenance	602	(3)	(c),(d)	599	573	(32)	(c),(f)	541
Depreciation and amortization	63	—		63	65	—		65
Taxes other than income	39	—		39	46	(3)	(f)	43

Total operating expenses	1,649	(25)		1,624	1,650	(91)		1,559

Operating income	456	25		481	231	2		233

Other income and deductions
Interest expense	(29)	—		(29)	(27)	—		(27)
Equity in earnings of unconsolidated affiliates	4	—		4	—	—		—
Other, net	51	—		51	96	(85)	(f)	11

Total other income and deductions	26	—		26	69	(85)		(16)

Income from continuing operations before income taxes and minority interest	482	25		507	300	(83)		217

Income taxes	185	9	(b),(c),(d)	194	114	(33)	(b),(c),(f)	81

Income from continuing operations before minority interest	297	16		313	186	(50)		136

Minority interest	—	—		—	1	—		1

Income from continuing operations	297	16		313	187	(50)		137

Losses from discontinued operations	(1)	1	(e)	—	(9)	—		(9)

Net income	$296	$17		$313	$178	$(50)		$128

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$4,125	$—		$4,125	$3,826	$(248)	(f)	$3,578

Operating expenses
Purchased power	967	(4)	(b)	963	1,105	(37)	(b),(f)	1,068
Fuel	786	45	(b)	831	958	(207)	(b),(f)	751
Operating and maintenance	1,211	(3)	(c),(d)	1,208	1,192	(59)	(c),(f)	1,133
Depreciation and amortization	125	—		125	120	(4)	(f)	116
Taxes other than income	74	—		74	93	(9)	(f)	84

Total operating expenses	3,163	38		3,201	3,468	(316)		3,152

Operating income	962	(38)		924	358	68		426

Other income and deductions
Interest expense	(58)	—		(58)	(53)	5	(f)	(48)
Equity in earnings (losses) of unconsolidated affiliates	4	—		4	(2)	—		(2)
Other, net	69	—		69	115	(90)	(f)	25

Total other income and deductions	15	—		15	60	(85)		(25)

Income from continuing operations before income taxes	977	(38)		939	418	(17)		401

Income taxes	376	(14)	(b),(c),(d)	362	160	(7)	(b),(c),(f)	153

Income from continuing operations	601	(24)		577	258	(10)		248

Income (loss) from discontinued operations	15	(15)	(e)	—	(10)	—		(10)

Income before cumulative effect of a change in accounting principle	616	(39)		577	248	(10)		238

Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	32	(32)	(g)	—

Net income	$616	$(39)		$577	$280	$(42)		$238

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities.

(c)	Adjustment to exclude severance charges.

(d)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(e)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(f)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(g)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended June 30, 2005				Three Months Ended June 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(1,153)	$—		$(1,153)	$(878)	$—		$(878)

Operating expenses
Purchased power	(1,149)	—		(1,149)	(866)	—		(866)
Fuel	(17)	16	(b)	(1)	(6)	—		(6)
Operating and maintenance	22	(29)	(c),(d)	(7)	11	(24)	(c)	(13)
Depreciation and amortization	24	(16)	(c)	8	18	(11)	(c)	7
Taxes other than income	5	—		5	4	—		4

Total operating expenses	(1,115)	(29)		(1,144)	(839)	(35)		(874)

Operating loss	(38)	29		(9)	(39)	35		(4)

Other income and deductions
Interest expense	(34)	4	(c)	(30)	(13)	4	(c)	(9)
Equity in losses of unconsolidated affiliates	(28)	28	(c)	—	(18)	14	(c)	(4)
Other, net	5	—		5	10	—		10

Total other income and deductions	(57)	32		(25)	(21)	18		(3)

Loss from continuing operations before income taxes	(95)	61		(34)	(60)	53		(7)

Income taxes	(96)	88	(b),(c),(d)	(8)	(73)	69	(c)	(4)

Income (loss) from continuing operations	1	(27)		(26)	13	(16)		(3)

Income (loss) from discontinued operations	(1)	—		(1)	27	—		27

Net income (loss)	$—	$(27)		$(27)	$40	$(16)		$24

	Six Months Ended June 30, 2005				Six Months Ended June 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(2,294)	$—		$(2,294)	$(1,763)	$—		$(1,763)

Operating expenses
Purchased power	(2,283)	—		(2,283)	(1,753)	—		(1,753)
Fuel	(18)	16	(b)	(2)	(1)	—		(1)
Operating and maintenance	25	(46)	(c),(d)	(21)	22	(48)	(c)	(26)
Depreciation and amortization	48	(31)	(c)	17	37	(23)	(c)	14
Taxes other than income	9	—		9	9	—		9

Total operating expenses	(2,219)	(61)		(2,280)	(1,686)	(71)		(1,757)

Operating loss	(75)	61		(14)	(77)	71		(6)

Other income and deductions
Interest expense	(48)	8	(c)	(40)	(25)	9	(c)	(16)
Equity in losses of unconsolidated affiliates	(56)	56	(c)	—	(31)	23	(c)	(8)
Other, net	8	—		8	11	—		11

Total other income and deductions	(96)	64		(32)	(45)	32		(13)

Loss from continuing operations before income taxes	(171)	125		(46)	(122)	103		(19)

Income taxes	(177)	168	(b),(c),(d)	(9)	(145)	132	(c)	(13)

Income (loss) from continuing operations	6	(43)		(37)	23	(29)		(6)

Income (loss) from discontinued operations	(3)	—		(3)	11	—		11

Net income (loss)	$3	$(43)		$(40)	$34	$(29)		$5

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended June 30,
	2005	2004	% Change
(in GWhs)
Supply
Nuclear	34,685	34,254	1.3%
Purchased Power — Generation (a)	9,061	11,904	(23.9%)
Fossil and Hydro	3,246	4,951	(34.4%)

Power Team Supply	46,992	51,109	(8.1%)
Purchased Power — Other	225	212	6.1%

Total Electric Supply Available for Sale	47,217	51,321	(8.0%)
Less: Line Loss and Company Use	(2,721)	(2,347)	15.9%

Total Supply	44,496	48,974	(9.1%)

Energy Sales
Retail Sales	32,255	31,281	3.1%
Power Team Market Sales (a)	16,912	23,482	(28.0%)
Interchange Sales and Sales to Other Utilities	689	579	19.0%

	49,856	55,342	(9.9%)
Less: Distribution Only Sales	(5,360)	(6,368)	(15.8%)

Total Energy Sales	44,496	48,974	(9.1%)

	Six Months Ended June 30,
	2005	2004	% Change
(in GWhs)
Supply
Nuclear	67,465	67,665	(0.3%)
Purchased Power — Generation (a)	18,607	23,595	(21.1%)
Fossil and Hydro	6,383	11,296	(43.5%)

Power Team Supply	92,455	102,556	(9.8%)
Purchased Power — Other	411	309	33.0%

Total Electric Supply Available for Sale	92,866	102,865	(9.7%)
Less: Line Loss and Company Use	(4,466)	(4,418)	1.1%

Total Supply	88,400	98,447	(10.2%)

Energy Sales
Retail Sales	65,448	64,027	2.2%
Power Team Market Sales (a)	32,557	45,991	(29.2%)
Interchange Sales and Sales to Other Utilities	1,268	1,153	10.0%

	99,273	111,171	(10.7%)
Less: Distribution Only Sales	(10,873)	(12,724)	(14.5%)

Total Energy Sales	88,400	98,447	(10.2%)

(a)	Purchased power and market sales do not include trading volume of 5,660 GWhs and 5,285 GWhs for the three months ended June 30, 2005 and 2004, respectively, and 11,411 GWhs and 10,437 GWhs for the six months ended June 30, 2005 and 2004, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
Three Months Ended June 30, 2005 and 2004

	ComEd					PECO
Electric Deliveries (in GWhs)	2005		2004		% Change	2005	2004	% Change
Full Service (a)
Residential	6,235		5,793		7.6%	2,686	2,272	18.2%
Small Commercial & Industrial	5,103		5,018		1.7%	1,730	1,686	2.6%
Large Commercial & Industrial	2,103		1,730		21.6%	3,705	3,703	0.1%
Public Authorities & Electric Railroads	521		669		(22.1%)	205	224	(8.5%)

Total Full Service	13,962		13,210		5.7%	8,326	7,885	5.6%

PPO (ComEd Only)
Small Commercial & Industrial	1,433		1,128		27.0%
Large Commercial & Industrial	1,635		1,196		36.7%

	3,068		2,324		32.0%

Delivery Only (b)
Residential	(d	)	(d	)		74	488	(84.8%)
Small Commercial & Industrial	1,495		1,549		(3.5%)	315	433	(27.3%)
Large Commercial & Industrial	3,330		3,708		(10.2%)	146	190	(23.2%)

	4,825		5,257		(8.2%)	535	1,111	(51.8%)

Total PPO and Delivery Only	7,893		7,581		4.1%	535	1,111	(51.8%)

Total Retail Deliveries	21,855		20,791		5.1%	8,861	8,996	(1.5%)

Gas Deliveries (mmcf) (PECO only)						13,417	14,572	(7.9%)

Revenue (in millions)
Full Service (a)
Residential	$559		$521		7.3%	$359	$298	20.5%
Small Commercial & Industrial	413		400		3.3%	203	197	3.0%
Large Commercial & Industrial	105		97		8.2%	283	281	0.7%
Public Authorities & Electric Railroads	32		44		(27.3%)	19	20	(5.0%)

Total Full Service	1,109		1,062		4.4%	864	796	8.5%

PPO (ComEd Only) (c)
Small Commercial & Industrial	99		73		35.6%
Large Commercial & Industrial	93		69		34.8%

	192		142		35.2%

Delivery Only (b)
Residential	(d	)	(d	)		6	38	(84.2%)
Small Commercial & Industrial	27		33		(18.2%)	17	23	(26.1%)
Large Commercial & Industrial	41		54		(24.1%)	4	5	(20.0%)

	68		87		(21.8%)	27	66	(59.1%)

Total PPO and Delivery Only	260		229		13.5%	27	66	(59.1%)

Total Retail Electric Revenue	1,369		1,291		6.0%	891	862	3.4%

Wholesale and Miscellaneous Revenue (e)	119		112		6.3%	53	51	3.9%

Gas Revenue (PECO only)	n/a		n/a			100	119	(16.0%)

Total Revenues	$1,488		$1,403		6.1%	$1,044	$1,032	1.2%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	664	692	794	484	399	488
Cooling Degree-Days	314	186	216	327	416	316

(a)		Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)		Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)		Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)		All ComEd residential customers are eligible to choose their supplier of electricity; however, as of June 30, 2005, no alternative electric supplier has approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)		Wholesale and miscellaneous revenue includes transmission revenue from PJM and, prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a	—	not applicable

EXELON CORPORATION
Energy Delivery Sales Statistics
Six Months Ended June 30, 2005 and 2004

	ComEd					PECO
Electric Deliveries (in GWhs)	2005		2004		% Change	2005	2004	% Change
Full Service (a)
Residential	13,346		12,805		4.2%	5,955	5,016	18.7%
Small Commercial & Industrial	10,211		10,710		(4.7%)	3,462	3,370	2.7%
Large Commercial & Industrial	3,883		3,200		21.3%	7,214	7,320	(1.4%)
Public Authorities & Electric Railroads	1,052		1,225		(14.1%)	431	453	(4.9%)

Total Full Service	28,492		27,940		2.0%	17,062	16,159	5.6%

PPO (ComEd Only)
Small Commercial & Industrial	2,458		1,897		29.6%
Large Commercial & Industrial	3,119		2,339		33.3%

	5,577		4,236		31.7%

Delivery Only (b)
Residential	(d	)	(d	)		178	1,070	(83.4%)
Small Commercial & Industrial	3,163		3,078		2.8%	712	857	(16.9%)
Large Commercial & Industrial	6,488		7,379		(12.1%)	332	340	(2.4%)

	9,651		10,457		(7.7%)	1,222	2,267	(46.1%)

Total PPO and Delivery Only	15,228		14,693		3.6%	1,222	2,267	(46.1%)

Total Retail Deliveries	43,720		42,633		2.5%	18,284	18,426	(0.8%)

Gas Deliveries (mmcf) (PECO only)						51,096	51,507	(0.8%)

Revenue (in millions)
Full Service (a)
Residential	$1,124		$1,080		4.1%	$744	$611	21.8%
Small Commercial & Industrial	784		787		(0.4%)	386	374	3.2%
Large Commercial & Industrial	193		179		7.8%	546	551	(0.9%)
Public Authorities & Electric Railroads	65		82		(20.7%)	40	40	0.0%

Total Full Service	2,166		2,128		1.8%	1,716	1,576	8.9%

PPO (ComEd Only) (c)
Small Commercial & Industrial	165		124		33.1%
Large Commercial & Industrial	171		129		32.6%

	336		253		32.8%

Delivery Only (b)
Residential	(d	)	(d	)		13	80	(83.8%)
Small Commercial & Industrial	58		67		(13.4%)	35	43	(18.6%)
Large Commercial & Industrial	80		102		(21.6%)	9	9	0.0%

	138		169		(18.3%)	57	132	(56.8%)

Total PPO and Delivery Only	474		422		12.3%	57	132	(56.8%)

Total Retail Electric Revenue	2,640		2,550		3.5%	1,773	1,708	3.8%

Wholesale and Miscellaneous Revenue (e)	235		189		24.3%	105	99	6.1%

Gas Revenue (PECO only)	n/a		n/a			461	464	(0.6%)

Total Revenues	$2,875		2,739		5.0%	$2,339	$2,271	3.0%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	3,744	3,887	4,060	3,108	3,047	3,047
Cooling Degree-Days	315	186	216	327	416	316

(a)		Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the delivery cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)		Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)		Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)		All ComEd residential customers are eligible to choose their supplier of electricity; however, as of June 30, 2005, no alternative electric supplier has approval from the Illinois Commerce Commission and no electric utilities have chosen to enter the ComEd residential market for the supply of electricity.

(e)		Wholesale and miscellaneous revenue includes transmission revenue from PJM and, prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.

n/a	—	not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended
	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004
GWh Sales
Energy Delivery	28,582	28,453	26,828	30,040	26,133
Market and Retail Sales	18,410	17,010	21,281	21,894	24,976

Total Sales (a)	46,992	45,463	48,109	51,934	51,109

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$39.64	$39.29	$30.75	$40.55	$32.37
Market and Retail Sales (b)	42.53	38.80	34.11	34.67	34.35
Total Sales — without trading	40.77	39.11	32.24	38.07	33.34

Average Purchased Power and Fuel Cost — without trading (c)	$17.71	$15.22	$14.33	$20.66	$17.71

Average Margin — without trading (c)	$23.06	$23.89	$17.91	$17.41	$15.63

Around-the-clock Market Prices ($/MWh)
PJM	$47.30	$47.18	$38.84	$41.38	$42.96
MAIN	38.35	39.68	29.99	28.41	31.76

(a)	Total sales do not include trading volume of 5,660 GWhs, 5,751 GWhs, 6,432 GWhs, 7,132 GWhs and 5,285 GWhs for the three months ended June 30, 2005, March 31, 2005, December 31, 2004, September 30, 2004 and June 30, 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $34 million, $58 million and $39 million for the three months ended June 30, 2005, September 30, 2004 and June 30, 2004, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s results as discontinued operations.

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Six Months Ended June 30,
	2005	2004
GWh Sales
Energy Delivery	57,035	53,597
Market and Retail Sales	35,420	48,959

Total Sales (a)	92,455	102,556

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$39.47	$31.83
Market and Retail Sales (b)	40.74	35.58
Total Sales — without trading	39.95	33.62

Average Purchased Power and Fuel Cost — without trading	$16.48	$17.56

Average Margin — without trading	$23.47	$16.06

Around-the-clock Market Prices ($/MWh)
PJM	$47.24	$44.57
MAIN	39.01	33.08

2005 Forward market prices — July through December
Around-the-clock Market Prices ($/MWh)
PJM	$50.31
MAIN	40.44
Gas Prices ($/Mmbtu)
Henry Hub	$7.35

(a)	Total sales do not include trading volume of 11,411 GWhs and 10,437 GWhs for the six months ended June 30, 2005 and 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $34 million and $39 million for the six months ended June 30, 2005 and 2004, respectively.